EXHIBIT 4.9

THIS WARRANT AND ANY SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR UPON AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE REASONABLY SATISFACTORY TO FIBERSTARS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR ANOTHER APPLICABLE EXEMPTION.

                                FIBERSTARS, INC.

      Warrant Exercisable for the Purchase of 81,014 Shares of Common Stock

No. W-CS 35                                                    December 12, 2003


           THIS CERTIFIES that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Merriman Curhan Ford & Co. (formerly known as RTX Securities Corporation) or registered assigns (the "HOLDER"), is entitled to subscribe for and purchase from FIBERSTARS, INC., a California corporation (the "COMPANY"), upon the terms and conditions set forth herein, at any time or from time to time during the period commencing August 14, 2004 and ending at 5:00 p.m. (Pacific time) on August 13, 2008 (the "EXERCISE PERIOD"), up to an aggregate of 81,014 fully paid and non-assessable shares (the "WARRANT SHARES") of the Company's Common Stock (the "COMMON STOCK"), at an initial exercise price (subject to adjustment as set forth herein, the "EXERCISE PRICE") of $4.50 per share, upon surrender of this Warrant and payment of the Exercise Price as provided in Section 2. As used herein, the term "THIS WARRANT" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

1. WARRANT. This Warrant is issued pursuant to Section 5(a)(ii) of the Letter Agreement dated March 27, 2003 between RTX Securities Corporation and the Company.

2. EXERCISE OF WARRANT. This Warrant may be exercised, in whole at any time or in part from time to time, during the Exercise Period by the surrender of this Warrant (with a completed Election to Exercise attached hereto), to the Company at its main office, or such other place which the Company may designate in writing, together with proper payment of an amount equal to the product of the Exercise Price and the number of Warrant Shares being exercised (the "AGGREGATE WARRANT PRICE"). Payment of the Aggregate Warrant Price shall be made by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of Common Stock, and the Holder shall be entitled to receive a new Warrant covering the Warrant Shares which have not been exercised. Upon surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common

Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair market value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and
(b) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

3. CASHLESS EXERCISE. Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Warrant Price, elect instead to receive upon such exercise the "NET NUMBER" of shares of Common Stock determined according to the following formula (a "CASHLESS EXERCISE"):

Net Number =            A X (B - C)
                        -----------
                             B

      For purposes of the foregoing formula:

      A = the total number of shares with respect to which this Warrant is then being exercised.

      B  =  the  closing  sale  price  of the Common  Stock (as  reported by The
            Wall Street Journal) on the date immediately preceding the date the Election to Exercise is received by the Company.

      C  =  the  Exercise  Price  then  in effect  for  the  applicable  Warrant
            Shares at the time of such exercise.

4.    REGISTRATION AND TRANSFERS.

      4.1. REGISTRATION. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the "WARRANT REGISTER") maintained by the Company or its transfer agent as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound by any notice to the contrary or to recognize any equitable or other claim to or interest in such Warrant on the part of any other person.

      4.2. TRANSFERS. This Warrant and the Warrant Shares issued upon the exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company. The Holder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise transfer any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state


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

securities laws and other than in a transaction covered by an effective registration statement filed under or exempted from the registration requirements of the Act); provided, however, the Holder may transfer this Warrant to one or more of its affiliates if such affiliate is an "accredited investor" under Regulation D under the Act and agrees to be bound by the terms and obligations of this Warrant.

5.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES.

      5.1. SUBDIVISION AND COMBINATION. In the event that the Company shall at any time subdivide (by stock split, stock dividend or otherwise) or combine the outstanding Common Stock, the Exercise Price shall be decreased, in the case of subdivision, or increased, in the case of combination, in the same proportion as the Common Stock is subdivided or combined, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment.

      5.2. ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 5, the number of Warrant Shares issuable upon the exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price, and by then rounding to the nearest whole share.

      5.3.  MERGER OR  CONSOLIDATION.  In case the Company after the date hereof
(i) shall consolidate with or merge into any other person and shall not be the continuing or surviving corporation of such consolidation or merger, or (ii) shall permit any other person to consolidate with or merge into the Company and the Company shall be the continuing or surviving person but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) shall transfer all or substantially all of its properties or assets to any other person, or (iv) shall effect a capital reorganization or reclassification of the Common Stock (other than a capital reorganization or reclassification resulting in the issue of additional Common Stock for which adjustment in the Exercise Price is provided in this Section 5), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Exercise Price in effect at the time of such consummation for all Warrant Shares issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or other securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which the Holder would actually have been entitled as shareholder upon such consummation if the Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in this Section 5.

      5.4. ASSUMPTION OF OBLIGATIONS. Notwithstanding anything contained in this Warrant to the contrary, the Company will not effect any of the transactions described in clauses (i) through (iv) of Section 5.3 unless, prior to the consummation thereof, each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this


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

Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and (b) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 5, the Holder may be entitled to receive.

      5.5. NOTICE OF ADJUSTMENT EVENTS. Whenever the Company contemplates the occurrence of an event which would give rise to adjustments under this Section 5, the Company shall use commercially reasonable efforts to deliver to the Holder of this Warrant, at least thirty (30) days prior to the record date with respect to such event or, if no record date shall be established, at least thirty (30) days prior to such event, a notice specifying (i) the nature of the contemplated event, (ii) the date on which any such record is to be taken for the purpose of such event, (iii) the date on which such event is expected to become effective and (iv) the time, if any is to be fixed, when the holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable in connection with such event.

      5.6. NOTICE OF ADJUSTMENTS. Whenever the Exercise Price or the kind of securities or property issuable upon exercise of this Warrant, or both, shall be adjusted pursuant to this Section 5, the Company shall make a certificate signed by an executive officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method of which such adjustment was calculated (including a description of the basis on which the Company made any determination hereunder), and the Exercise Price and the kind of securities or property issuable upon exercise of this Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder promptly after each adjustment.

6.    RESERVATION OF SHARES; FULLY PAID STOCK.

      6.1. The Company shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor.

      6.2. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be duly and validly issued, fully paid, non-assessable, and the Holder shall receive good and valid title to such shares free and clear from any adverse claim (as defined in the applicable Uniform Commercial Code), except such as has been created by the Holder.

7. TAXES. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance, other than applicable transfer taxes. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the


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

person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

8. LEGEND. The Warrant Shares issued upon exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR UPON AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE REASONABLY SATISFACTORY TO FIBERSTARS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR ANOTHER APPLICABLE EXEMPTION."

together with such other legends as may be required under state securities laws.

9. REPLACEMENT WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant (and upon surrender of this Warrant at the principal office of the Company if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and, if reasonably requested, an indemnity reasonably acceptable to the Company, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor, and denomination.

10.   NOTICES.

      Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by facsimile (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or courier), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or to such other address as a party may designate by notice to the other):

                     If to the Company:

                     Fiberstars, Inc.
                     44259 Nobel Drive
                     Fremont, California 94538
                     Attention:  David N. Ruckert, CEO
                     Facsimile:  (510) 490-0947
                     Telephone:  (510) 490-0719


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

                     with a copy to:

                     Pillsbury Winthrop LLP
                     2475 Hanover Street
                     Palo Alto, California 94304
                     Attention:  Richard S. Bebb
                     Facsimile:  (650) 233-4545
                     Telephone:  (650) 233-4500

                     If to Holder:

                     Merriman Curhan Ford & Co.
                     601 Montgomery Street, Suite 1800
                     San Francisco, CA  94111
                     Attention: Jon Merriman
                     Facsimile:   (415) 248-5690
                     Telephone:  (415) 248-5600


11. HOLDER NOT A SHAREHOLDER. The Holder shall not have, solely on account of such status, any rights of a shareholder of the Company, either at law or in equity, or to any notice of meetings of shareholders or of any other proceedings of the Company, except as provided in this Warrant.

12. REMEDIES. The Company agrees that the remedies at law of the Holder, in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms hereof, may not be adequate and such terms may, in addition to and not in lieu of any other remedy, be specifically enforced by a decree of specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

13. HEADINGS. The headings contained in this Warrant are for convenience of reference only and are not part of this Warrant.

14. APPLICABLE LAW. This Warrant shall be construed in accordance with the laws of the State of California applicable to contracts made and to be performed within such State, without regard to principles of conflicts of law.


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

           IN WITNESS WHEREOF, the Company has executed and delivered this Warrant as of the date set forth above.

                                        FIBERSTARS, INC.,
                                        a California corporation

                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


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

                              ELECTION TO EXERCISE

Fiberstars, Inc.
44259 Nobel Drive
Fremont, California 94538
Attention: Chief Financial Officer

The undersigned hereby exercises his or its rights to purchase _______ Warrant Shares covered by the within Warrant No. W-CS 35 and tenders payment herewith in accordance with the terms thereof, certifies that he owns this Warrant free and clear of any and all claims, liens and/or encumbrances and requests that certificates for such securities be issued in the name of, and delivered to:



           ----------------------------------------------------------


           ----------------------------------------------------------


           ----------------------------------------------------------
                    (Print Name, Address and Social Security
                          or Tax Identification Number)

The undersigned hereby elects to pay the Exercise Price (select one option):

           ___       By payment of cash, check or wire transfer;  or

           ___ By Cashless Exercise (as calculated pursuant to Section 3 of the Warrant).

If the number of Warrant Shares purchased upon such exercise or surrendered in lieu of payment of the Exercise Price shall not be all the Warrant Shares covered by the within Warrant, the undersigned requests that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

All terms used and not defined herein shall have their respective meanings as set forth in the Warrant.

Dated:                                  Holder:
      -----------------------                  ---------------------------------
                                                       (Please Print)

                                        By:
                                           -------------------------------------
                                                        (Signature)


                                           -------------------------------------
                                                    (Please Print Name)

                                        Title:
                                              ----------------------------------



                                        Address:
                                                --------------------------------


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